UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2026

SIERRA BANCORP

(Exact name of registrant as specified in its charter)

California	000-33063	33-0937517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 North Main Street, Porterville, CA 93257
(Address of principal executive offices)	(Zip code)

(559) 782-4900

(Registrant’s telephone number including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BSRR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 17, 2026, Registrant and its wholly owned subsidiary, Bank of the Sierra (collectively, the “Company”), terminated the employment of William J. Wade II, Executive Vice President & Chief Operations Officer, as part of an organizational realignment. In connection with the termination and in accordance with his employment agreement dated July 7, 2025, Mr. Wade is entitled to severance of a payment equal to twelve (12) months’ salary and reimbursement for health insurance premiums for a period of twelve (12) months.  As a condition to receiving this severance, Mr. Wade must sign a release and waiver agreement in favor of the Company, the form of which was attached to his employment agreement, within 21 days of employment termination.

In connection with Mr. Wade’s termination, Christopher Treece, age 57, Executive Vice President & Chief Financial Officer will also assume the role of Chief Operations Officer. Mr. Treece has served as Executive Vice President and Chief Financial Officer of the Company since January 2020.  The Board of Directors of the Company approved an amendment to the employment agreement of Mr. Treece to reflect his new role and adjusted compensation of an increase of base salary by $25,000 per year to $466,000 per year as a result of his appointment as Chief Operations Officer. The amendment was signed and became effective on April 17, 2026.

On April 17, 2026, Marc Wolfe was appointed Principal Accounting Officer of the Company.  Mr. Wolfe, currently 35 years old, holds both a Bachelor of Business Administration and a Master of Business Administration from National University. Mr. Wolfe has been with the Company since September 2015, serving in roles of increasing responsibility within accounting and finance, including Assistant Controller and Financial Reporting Officer. On January 1, 2026, Mr. Wolfe was promoted to Senior Vice President and Corporate Controller.

There are no arrangements or undertakings pursuant to which Mr. Wolfe was selected as Principal Accounting Officer. There are no family relationships among any of the Company’s directors or executive officers and Mr. Wolfe. There are no related party transactions between the Company and Mr. Wolfe.

Item 9.01financial Statements and Exhibits

(d)Exhibits. The information furnished pursuant to this item is set forth in the Exhibit Index, which appears below immediately before the signatures.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second amendment to employment agreement effective as of April 17, 2026 for Christopher G. Treece, Chief Financial Officer & Chief Operating Officer
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA BANCORP

Dated: April 20, 2026	By:	/s/ Christopher G. Treece
Christopher G. Treece
Executive Vice President &
Chief Financial Officer